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U.S. Vision, Inc.

                    Exhibit 21 - Subsidiaries of the Company



    Names of Subsidiaries                             State of Incorporation
    ---------------------                             ----------------------

         USV Optical, Inc.                                   Texas

         Styl-Rite Optical Mfg. Co., Inc.                    Florida